                                                                 EXHIBIT (d)(ii)

                     SECURITY EQUITY LIFE INSURANCE COMPANY
                             ARMONK, NEW YORK 10504
                           (A stock insurance company)

                          JOINT AND LAST SURVIVOR RIDER

If this rider is offered and accepted by the Contract Holder, it will become a part of the Contract. This rider is subject to all applicable terms and provisions of the Contract, except as modified herein.

The Contract to which this rider is attached is modified to provide insurance coverage on the lives of two Insureds on a joint and last survivor basis.

                               PART 1. DEFINITIONS

FIRST INSURED:  The first person of the two Insureds to die.

INSURED: A person whose life is insured under the terms of the Contract. There are two Insureds under the Contract. Both Insureds are shown in Contract Schedule A.

LAST INSURED:  The last person of the two Insureds to die.


                             PART 2. DEATH BENEFITS

DEATH BENEFIT

For a Death Benefit to be payable to the Beneficiary, the Contract must be in force when the Last Insured dies. No Death Benefit is payable on the death of the First Insured. The Death Benefit provision of the Contract is changed to the following:

If the Last Insured dies while this Contract is in force, a Death Benefit is payable to the Beneficiary when SELIC receives due proof of death. The amount of the Death Benefit payable is equal to the Death Benefit determined on the date of the Last Insured's death. This amount depends on the Face Amount and the Death Benefit Option selected by the Contract Holder and shown in Contract Schedule A. The amount of the Death Benefit payable is also adjusted as follows:

(1) by deducting the amount of any unpaid Monthly Charges against the Insurance Account Value to the date of the Last Insured's death; and

(2) by deducting the amount of any Contract Loans outstanding against the Insurance Account Value on the date of the Last Insured's death plus interest accrued but unpaid on such Contract Loans on the date of the Last Insured's death; and

(3) by deducting the amount of any unpaid charges for benefits provided by Rider, if any.

CHANGING THE FACE AMOUNT

The last sentence of the Changing The Face Amount provision of the Contract is changed to the following:

No change in Face Amount will be effective if the Last Insured dies before the effective date of such change.

6080100                            1.01                                     1294

CHANGING THE DEATH BENEFIT OPTION

The last sentence of the Changing The Death Benefit Option provision of the Contract is changed to the following:

No change in Death Benefit Option will be effective if the Last Insured dies before the effective date of such change.

                           PART 3. GENERAL PROVISIONS

SUICIDE EXCLUSION

The Suicide Exclusion provision of the Contract is changed to the following:

If either Insured commits suicide, while sane or insane, within two years from the date coverage becomes effective under this Contract, only a limited Death Benefit will be payable. In such case, the amount of the Death Benefit will be equal to the amount of the Net Premiums less any Partial Withdrawals and Contract Loans and any loan interest accrued but unpaid.

If, after the expiration of the two year period described above, either Insured commits suicide within two years from the date of receipt of any Subsequent Premium payment which increases the amount of the Death Benefit, or any change of Face Amount or change of Death Benefit Option which increases the amount of the Death Benefit, the amount of the increase in the Death Benefit will be limited to a refund of the Cost of Insurance charges made for such increase.

REINSTATEMENT

Item (6) of the Reinstatement provision of the Contract is changed to the following:

(6) for the Contract to be reinstated, if both Insureds are alive on the date the Contract lapsed, both must be alive on the date the Reinstatement becomes effective. If only one Insured was alive on the date the Contract lapsed, that Insured must be alive on the date the Reinstatement becomes effective. The Reinstatement will become effective on the date that it is approved by the Company.

EVIDENCE OF INSURABILITY

Transactions requiring Evidence of Insurability under the Contract will require such evidence of both Insureds under the Contract, if both Insureds are alive on the date of the transaction.

Signed for Security Equity Life Insurance Company

   /s/ Juanita M. Thomas                           /s/ William C. Thater
   Juanita M. Thomas, Secretary                    William C. Thater, President


6080100                            1.02                                     1294

                               CONTRACT SCHEDULE A
                    GENERAL CONTRACT AND INSURED INFORMATION

Contract Number:                        SPECIMEN

Contract Holder:                        John Doe

Contract Date:                          January 1, 1995

Contract Year:                          January 1 through December 31

Issue Date:                             January 1, 1995

Maturity Date:                          January 1, 2060

Beneficiary                             Mary Doe

                           BASIC CONTRACT INFORMATION

Plan:                                   Joint and Last Survivor Flexible
                                        Premium Variable Life Insurance

Initial Face Amount:                    $25,000

Death Benefit Option:                   Option 1

Death Benefit Option Interest Rate:     Not Applicable

Loan Interest Rate Option:              Fixed Rate

Governing Jurisdiction:                 NY

Minimum Fixed Fund Crediting Rate:      4.00%

                             INSURED ONE INFORMATION

Insured:                                John Doe

Date of Birth:                          01/01/1960

Sex:                                    Male

Smoker Status:                          N-S

Social Security Number:                 111-11-1111

Residence:                              123 Main St.
                                        Armonk, NY 10504
Citizenship:                            U.S.A.

60107A                                  1.01

                               CONTRACT SCHEDULE A
                    GENERAL CONTRACT AND INSURED INFORMATION
                                   (continued)

                             INSURED TWO INFORMATION

Insured:                                Jane Doe

Date of Birth:                          01/01/1960

Sex:                                    Female

Smoker Status:                          N-S

Social Security Number:                 ###-##-####

Residence:                              123 Main St.
                                        Armonk, NY 10504

Citizenship:                            U.S.A.

                                RIDER INFORMATION

Riders:                                 Joint and Last Survivor Rider

                               PREMIUM INFORMATION

Initial Premium:                        $260.71

Initial Net Premium:                    $174.68

Minimum Subsequent Premium:             $50.00

Maximum Subsequent Premium:             Not Applicable

If the initial premium and subsequent premiums prove to be too low, insurance coverage may cease.

60107A                             1.02

                               CONTRACT SCHEDULE A
                    GENERAL CONTRACT AND INSURED INFORMATION
                                   (continued)

                       NET PREMIUM ALLOCATION LIMITATIONS

The Contract Holder may direct the allocation of the Net Premium to any Separate Account Division as described in Contract Schedule C. Allocations must be specified in percentages that are whole numbers.

The Contract Holder may also allocate Net Premium to the Fixed Fund, subject to the Maximum Fixed Fund Allocation Percentage. The initial percentage is shown below. SELIC may change the Maximum Fixed Fund Allocation Percentage at any time.

Maximum Fixed Fund Allocation Percentage:    100%


During the Free Look Period, however, the allocation of the Net Premium will be limited to the Money Market Separate Account Division, or a comparable Separate Account Division investing in short term money market instruments.

                               PARTIAL WITHDRAWALS

Minimum Withdrawal Amount:              $1,000.00

                               INSURANCE COVERAGE

Settlement Option Interest Rate:        1.00%

                              BASIS OF COMPUTATIONS

Mortality Table:                        1980 Commissioners Standard
                                        Ordinary, S/N-S,
                                        Age Nearest Birthday.

Interest Rate:                          4.00%

60107A                             1.03

                               CONTRACT SCHEDULE B
                            CONTRACT CHARGES AND FEES

Charges displayed in this schedule are the maximum charges under this Contract. Current charges may be lower than those shown.

                                  PREMIUM LOADS


Premium Loads, consisting of a Distribution Charge, a DAC Tax Charge and a Premium Tax Charge, are deducted from each premium payment.

Target Premium:                         $260.71

Distribution Charge:

               Premiums paid during     Premiums paid during
                  Contract Year             Contract Year
Contract Year  Up to Target Premium  In Excess of Target Premium
      1               30.00%                    2.00%
     2-10             10.00%                    2.00%
    11-15              8.00%                    2.00%
     16+               4.00%                    2.00%

DAC Tax Charge:                         1.00% of premiums paid, all Contract
                                        Years.

Premium Tax Charge:                     A charge calculated to approximate the
                                        aggregate of taxes based on premiums
                                        received imposed on the Company by the
                                        jurisdiction in which the Contract
                                        Holder resides at the time the premiums
                                        are received.

                                  DAILY CHARGES

Daily charges are deducted from each Separate Account Division.

Mortality and Expense                   0.0013665% daily
Risk Charge:                            (equivalent to 0.50% annually)

60107B                             1.01

                               CONTRACT SCHEDULE B
                            CONTRACT CHARGES AND FEES
                                   (continued)

Charge for Taxes:                       SELIC reserves the right to deduct from
                                        the assets of the Separate Account
                                        Divisions a charge equivalent to any
                                        federal, state, or local taxes which it
                                        may be required to pay based on the
                                        investment earnings of a Separate
                                        Account Division.

                                 MONTHLY CHARGES

Monthly charges are deducted from the Insurance Account Value.

Administration Charge:                  $8.00 per month.

Cost of Insurance:                      See Contract Schedule E.

                                 ANNUAL CHARGES

Annual loan charges are added to the Loan Amount.

Fixed Loan Interest Rate:               6.00% annually in arrears.

Loan Interest Spread:                   0.50%

                               TRANSACTION CHARGES

Transaction Charges are deducted at the time of each transaction.

Transfer Charge:                        None

Illustrative Report Fee:                A reasonable fee may be charged. The
                                        amount of this fee may vary depending on the type and complexity of the report requested. However, the fee will not exceed $50.00.

Withdrawal Charge:                      None

Surrender Charge:                       None

60107B                             1.02

                               CONTRACT SCHEDULE B
                            CONTRACT CHARGES AND FEES
                                   (continued)

Other Charges:                          SELIC reserves the right to deduct from
                                        this Contract's Insurance Account Value
                                        an amount equivalent to any federal,
                                        state, or local taxes or other
                                        government charge which SELIC determines to be properly attributable to this Contract.

                              UNDERWRITING CHARGES

Underwriting Charges are deducted on the Issue Date or on the effective date of an increase in Face Amount, change in Death Benefit Option, or any other transaction which requires Evidence of Insurability.

Underwriting Charge:                    At issue: $8.75 per month for the first
                                        twelve (12) Contract Months.

                                        Upon Contract Change: $100 plus $0.10
                                        per $1,000 increase in the Net Amount At
                                        Risk, subject to a maximum of $450. This charge will be deducted from the Insurance Account Value at the time of the change.

60107B                             1.03

                               CONTRACT SCHEDULE C
                              THE SEPARATE ACCOUNT

                          SEPARATE ACCOUNT INFORMATION

The Separate Account is governed by the laws of New York, the Company's state of domicile.

The Separate Account Divisions available to the Contract Holder on the Issue Date are listed in this Schedule. This Schedule may be amended from time to time to add or delete Separate Account Divisions.

                             LIMITATION ON TRANSFER

The maximum number of transfers of Insurance Account Value allowed among Separate Account Divisions and the Fixed Fund per Contract Year is one (1).

                       OTHER SEPARATE ACCOUNT LIMITATIONS

The maximum number of Separate Account Divisions to which this Contract's Insurance Account Value may be allocated at any one time is five (5).

60107C                             1.01

                               CONTRACT SCHEDULE C
                              THE SEPARATE ACCOUNT
                                   (continued)

                        DIVISIONS INVESTING IN PORTFOLIOS

Each of the Separate Account Divisions listed below invests in shares or units of a portfolio managed by an investment manager.

                                  Money Market

Money Market Portfolio

Objective:  The highest level of current income consistent with preservation of capital and maintenance of liquidity.

Strategy:   Investing primarily in high-quality, short-term money market instruments.

                           U.S. Government Allocation

U.S. Government Allocation Portfolio

Objective:  A high level of total return over the long term, consistent with reasonable risk.

Strategy:   Investment primarily in three maturity classes of U.S. Treasury debt securities: long-term U.S. Treasury bonds, intermediate-term U.S.
            Treasury notes, and short-term money market instruments.

                                Asset Allocation

Asset Allocation Portfolio

Objective:  Primarily a high rate of long-term total return composed of capital growth and income payments; secondarily, preservation of capital.

Strategy:   Investment in any combination of common stocks, U.S. Treasury bonds and money market instruments.

                                Emerging Markets

Emerging Markets Portfolio

Objective:  Long term growth of capital.

Strategy:   Investing primarily in equity securities of companies that are considered to be in emerging market countries in the Pacific Basin and Latin America.

60107C                             1.02

                               CONTRACT SCHEDULE C
                              THE SEPARATE ACCOUNT
                                   (continued)

                              Limited Maturity Bond

Limited Maturity Bond Portfolio

Objective:  The highest current income consistent with low risk to principal and liquidity.

Strategy:   Investing primarily in a diversified portfolio of limited maturity debt securities. No individual security will at the time of purchase have a remaining maturity longer than five and one half years and the dollar weighted average maturity of the portfolio will not exceed five years.

                                  Liquid Asset

Liquid Asset Portfolio

Objective:  A high level of current income consistent with preservation of capital and liquidity.

Strategy:   Investing in obligations of the U.S. Government and its agencies and instrumentalities, bank obligations, commercial paper and short-term corporate debt securities. All issues maturing in less than one year.

60107C                             1.03

                               CONTRACT SCHEDULE D
                                   FACE AMOUNT

Minimum Insurance Coverage:             $25,000

Maximum Insurance Coverage:             Subject to underwriting.

The Insurance Coverage is equal to the Face Amount plus any insurance coverage provided by Rider.

Increases in Insurance Coverage will require Evidence of Insurability. Increases will be subject to an Underwriting Charge as shown in Contract Schedule B.

60107D                             1.01

                               CONTRACT SCHEDULE E
                                COST OF INSURANCE

The maximum monthly Cost of Insurance rates are for each $1,000 of Net Amount at Risk. Current charges may be lower than those shown.

CONTRACT     COST OF      CONTRACT     COST OF
  YEAR    INSURANCE RATE    YEAR    INSURANCE RATE
   1         0.00021         41         2.15592
   2         0.00067         42         2.54945
   3         0.00121         43         2.99320
   4         0.00187         44         3.48729
   5         0.00266         45         4.04226
   6         0.00360         46         4.67726
   7         0.00477         47         5.41142
   8         0.00613         48         6.26762
   9         0.00775         49         7.26438
   10        0.00962         50         8.39186
   11        0.01184         51         9.64546
   12        0.01443         52        11.00697
   13        0.01748         53        12.47637
   14        0.02104         54        14.03459
   15        0.02522         55        15.69985
   16        0.03014         56        17.47805
   17        0.03603         57        19.40210
   18        0.04312         58        21.53247
   19        0.05168         59        23.97717
   20        0.06186         60        27.05114
   21        0.07389         61        31.41478
   22        0.08795         62        38.57113
   23        0.10404         63        52.30168
   24        0.12229         64        83.19304
   25        0.14363         65        83.28401
   26        0.16893
   27        0.19904
   28        0.23591
   29        0.28148
   30        0.33712
   31        0.40291
   32        0.47967
   33        0.56751
   34        0.66692
   35        0.78109
   36        0.91617
   37        1.08723
   38        1.27713
   39        1.52031
   40        1.81328

60107E                             1.01

                               CONTRACT SCHEDULE F
                            DEATH BENEFIT COMPUTATION

                     TABLE OF MINIMUM DEATH BENEFIT FACTORS

CONTRACT   MINIMUM DEATH    CONTRACT    MINIMUM DEATH
  YEAR     BENEFIT FACTOR     YEAR     BENEFIT FACTOR
   1            6.57           41          1.54
   2            6.32           42          1.50
   3            6.07           43          1.47
   4            5.84           44          1.43
   5            5.62           45          1.40
   6            5.40           46          1.37
   7            5.20           47          1.34
   8            5.00           48          1.31
   9            4.81           49          1.29
   10           4.62           50          1.27
   11           4.45           51          1.25
   12           4.28           52          1.23
   13           4.12           53          1.21
   14           3.96           54          1.20
   15           3.81           55          1.18
   16           3.67           56          1.17
   17           3.53           57          1.15
   18           3.40           58          1.14
   19           3.27           59          1.13
   20           3.15           60          1.12
   21           3.03           61          1.10
   22           2.92           62          1.09
   23           2.82           63          1.07
   24           2.71           64          1.06
   25           2.61           65          1.05
   26           2.52
   27           2.43
   28           2.35
   29           2.26
   30           2.19
   31           2.11
   32           2.04
   33           1.97
   34           1.91
   35           1.85
   36           1.79
   37           1.73
   38           1.68
   39           1.63
   40           1.59

60107F                                        1.01

                     SECURITY EQUITY LIFE INSURANCE COMPANY
                             ARMONK, NEW YORK 10504
                           (A stock insurance company)

                        SUPPLEMENTAL TERM INSURANCE RIDER

If this rider is offered and accepted by the Contract Holder, it will become a part of the Contract. This rider is subject to all applicable terms and provisions of the Contract, except as modified herein.

The Rider Effective Date and Supplemental Term Insurance Amount are shown in Contract Schedule A, Rider Information.

SUPPLEMENTAL TERM INSURANCE BENEFIT

This rider provides term insurance. SELIC will pay the Supplemental Term Insurance Amount to the Beneficiary if the Insured dies while this rider is in force. SELIC must receive proof that death occurred before the Rider Expiry Date, or the termination of this coverage, if earlier. The Rider Expiry Date is shown in Contract Schedule A, Rider Information.

MINIMUM DEATH BENEFIT

The Death Benefit under the Minimum Death Benefit provision of the Contract is modified to include the Supplemental Term Insurance Amount. The first sentence of the Minimum Death Benefit provision of the Contract is changed to the following:

To ensure that the Contract will qualify as life insurance under the Internal Revenue Code, the Death Benefit will be adjusted so that the Death Benefit of the Contract plus the Supplemental Term Insurance Amount will never be less than the Minimum Death Benefit.

COST OF INSURANCE

The Cost of Insurance for the Supplemental Term Insurance Rider is deducted from the Insurance Account Value on each Monthiversary. The charges are determined by multiplying the Rider Net Amount At Risk by the current monthly cost of insurance rate for the rider.

The Rider Net Amount At Risk on any Monthiversary is equal to:

(a) the Supplemental Term Insurance Amount discounted to such Monthiversary at the interest rate specified in Contract Schedule A, under Basis of Computations; less

(b) the excess, if any, of the Insurance Account Value on such Monthiversary over the Death Benefit for the Contract discounted to such Monthiversary at the interest rate in (a) above.

The cost of insurance rates for this rider are based on the attained age, sex (if applicable), and risk classification of the Insured. Cost of insurance rates will be determined by SELIC based on expectations as to future experience. These rates will never exceed the maximum monthly cost of insurance rates as shown in Contract Schedule E.

Each Monthiversary this rider is in force, the Cost of Insurance for the rider, if any, will be added to the charges as defined in Part 7, Cash Value under the Charges Deducted from the Insurance Account Value section of the Contract.

CHANGING THE SUPPLEMENTAL TERM INSURANCE AMOUNT

The Contract Holder may, subject to the approval of the Company, change the Supplemental Term Insurance Amount. The Contract Holder must request any change not specified in Contract Schedule D by notifying the Company in writing. Evidence of Insurability will be required for any change that

6080200                         1.01                                        1294
increases the Supplemental Term Insurance Amount. If SELIC approves the change, it will take effect on the next Monthiversary which is at least thirty (30) days after all the required information has been provided to SELIC. Contract Schedule A will be amended to reflect any such change in the Supplemental Term Insurance Amount. No change will be effective if the Insured dies before the effective date of such change.

DECREASES IN THE SUPPLEMENTAL TERM INSURANCE AMOUNT

Under the provisions of Part 9, Partial Withdrawals, of the Contract, the Death Benefit and Face Amount will be modified to include the Supplemental Term Insurance Amount in effect at the time of the withdrawal.

SUICIDE EXCLUSION

If the Insured dies by suicide, while sane or insane, within two years from the Rider Effective Date, only a limited Death Benefit will be payable. The limited Death Benefit will be equal to the sum of the Cost of Insurance charges made for this rider.

MISSTATEMENT OF AGE OR SEX

If it is found that the amount of any benefit provided by this rider is incorrect because of misstatement as to the age or sex (if applicable) of the Insured, the amount of the benefit will be equitably adjusted on the basis of the correct facts.

TERMINATION

The rider may be terminated as of any Monthiversary following a written request to the Company. The Contract Holder may be required to send the Contract and the rider to the Company for endorsement. The rider will terminate automatically when any of the following events first occurs:

(a)   the lapse of the Contract; or

(b)   the Surrender of the Contract; or

(c)   the Maturity Date of the Contract; or

(d)   the date of death of the Insured; or

(e)   the Rider Expiry Date.

REINSTATEMENT

This rider may be reinstated before the Rider Expiry Date within five years after the date of Contract lapse, provided that:

(a)   the Contract is also being reinstated; and

(b)   satisfactory Evidence of Insurability is provided to the Company; and

(c) the Insured is alive on the date the Reinstatement is approved by the Company. If the Insured is not living, such approval is void.

Premiums required for Reinstatement will include the charges for this rider. The Reinstatement will become effective on the date that it is approved by the Company.

INCONTESTABILITY

In order for the Company to contest the validity of any insurance coverage provided by this rider, legal action must be commenced within two years from the Rider Effective Date or within two years from the effective date of any change requiring Evidence of Insurability. If the rider has been approved for Reinstatement, the company cannot contest the Reinstatement of this rider after it has been in force during the lifetime of the Insured for a period of two years from the approval of the Reinstatement.

Signed for Security Equity Life Insurance Company

/s/ Juanita M. Thomas                           /s/ William C. Thater
    Juanita M. Thomas, Secretary                    William C. Thater, President

6080200                         1.02                                        1294

                               CONTRACT SCHEDULE A
                    GENERAL CONTRACT AND INSURED INFORMATION
                                   (continued)

                                RIDER INFORMATION


Riders:                                  Supplemental Term Insurance Rider

Supplemental Term Insurance
Rider Effective Date:                    January 1, 1995

Supplemental Term Insurance Amount:      $25,000

Supplemental Term Insurance
Rider Expiry Date:                       January 1, 2060

                               PREMIUM INFORMATION

Initial Premium:                         $386.84

Initial Net Premium:                     $259.18

Minimum Subsequent Premium:              $50.00

Maximum Subsequent Premium:              Not Applicable

If the initial premium and subsequent premiums prove to be too low, insurance coverage may cease.

60107A                          1.02

                     SECURITY EQUITY LIFE INSURANCE COMPANY
                             ARMONK, NEW YORK 10504
                           (A stock insurance company)

                             JOINT AND LAST SURVIVOR
                        SUPPLEMENTAL TERM INSURANCE RIDER

If this rider is offered and accepted by the Contract Holder, it will become a part of the Contract. This rider is subject to all applicable terms and provisions of the Contract, except as modified herein.

The Rider Effective Date and Supplemental Term Insurance Amount are shown in Contract Schedule A, Rider Information.

SUPPLEMENTAL TERM INSURANCE BENEFIT

This rider provides term insurance. SELIC will pay the Supplemental Term Insurance Amount to the Beneficiary if the Last Insured dies while this rider is in force. No benefit is payable on the death of the First Insured. SELIC must receive proof that death of the Last Insured occurred before the Rider Expiry Date, or the termination of this coverage, if earlier. The Rider Expiry Date is shown in Contract Schedule A, Rider Information.

MINIMUM DEATH BENEFIT

The Death Benefit under the Minimum Death Benefit provision of the Contract is modified to include the Supplemental Term Insurance Amount. The first sentence of the Minimum Death Benefit provision of the Contract is changed to the following:

To ensure that the Contract will qualify as life insurance under the Internal Revenue Code, the Death Benefit will be adjusted so that the Death Benefit of the Contract plus the Supplemental Term Insurance Amount will never be less than the Minimum Death Benefit.

COST OF INSURANCE

The Cost of Insurance for the Supplemental Term Insurance Rider is deducted from the Insurance Account Value on each Monthiversary. The charges are determined by multiplying the Rider Net Amount At Risk by the current monthly cost of insurance rate for the rider.

The Rider Net Amount At Risk on any Monthiversary is equal to:

(a) the Supplemental Term Insurance Amount discounted to such Monthiversary at the interest rate specified in Contract Schedule A, under Basis of Computations; less

(b) the excess, if any, of the Insurance Account Value on such Monthiversary over the Death Benefit for the Contract discounted to such Monthiversary at the interest rate in (a) above.

The cost of insurance rates for this rider are based on the attained ages, sexes (if applicable), and risk classifications of the Insureds. Cost of insurance rates will be determined by SELIC based on expectations as to future experience. These rates will never exceed the maximum monthly cost of insurance rates as shown in Contract Schedule E.

Each Monthiversary this rider is in force, the Cost of Insurance for the rider, if any, will be added to the charges as defined in Part 7, Cash Value under the Charges Deducted from the Insurance Account Value section of the Contract.

6080300                         1.01                                        1294

CHANGING THE SUPPLEMENTAL TERM INSURANCE AMOUNT

The Contract Holder may, subject to the approval of the Company, change the Supplemental Term Insurance Amount. The Contract Holder must request any change not specified in Contract Schedule D by notifying the Company in writing. Evidence of Insurability will be required for any change that increases the Supplemental Term Insurance Amount. If SELIC approves the change, it will take effect on the next Monthiversary which is at least thirty (30) days after all the required information has been provided to SELIC. Contract Schedule A will be amended to reflect any such change in the Supplemental Term Insurance Amount. No change will be effective if the Last Insured dies before the effective date of such change.

DECREASES IN THE SUPPLEMENTAL TERM INSURANCE AMOUNT

Under the provisions of Part 9, Partial Withdrawals, of the Contract, the Death Benefit and Face Amount will be modified to include the Supplemental Term Insurance Amount in effect at the time of the withdrawal.

SUICIDE EXCLUSION

If either Insured dies by suicide, while sane or insane, within two years from the Rider Effective Date, only a limited Death Benefit will be payable. The limited Death Benefit will be equal to the sum of the Cost of Insurance charges made for this rider.

MISSTATEMENT OF AGE OR SEX

If it is found that the amount of any benefit provided by this rider is incorrect because of misstatement as to the age or sex (if applicable) of either Insured, the amount of the benefit will be equitably adjusted on the basis of the correct facts.

TERMINATION

The rider may be terminated as of any Monthiversary following a written request to the Company. The Contract Holder may be required to send the Contract and the rider to the Company for endorsement. The rider will terminate automatically when any of the following events first occurs:

(a)   the lapse of the Contract; or

(b)   the Surrender of the Contract; or

(c)   the Maturity Date of the Contract; or

(d)   the date of death of the Last Insured; or

(e)   the Rider Expiry Date.

REINSTATEMENT

This rider may be reinstated before the Rider Expiry Date within five years after the date of Contract lapse, provided that:

(a)   the Contract is also being reinstated; and

(b)   satisfactory Evidence of Insurability is provided to the Company; and

(c) if both Insureds are alive on the date the Contract lapsed, both must be alive on the date the Reinstatement becomes effective. If only one insured was alive on the date the Contract lapsed, that Insured must be alive on the date the Reinstatement becomes effective.

Premiums required for Reinstatement will include the charges for this rider. The Reinstatement will become effective on the date that it is approved by the Company.

6080300                         1.02                                        1294

INCONTESTABILITY

In order for the Company to contest the validity of any insurance coverage provided by this rider, legal action must be commenced within two years from the Rider Effective Date or within two years from the effective date of any change requiring Evidence of Insurability. If the rider has been approved for Reinstatement, the company cannot contest the Reinstatement of this rider after it has been in force during the lifetime of any Insured alive at the time of reinstatement for a period of two years from the approval of the Reinstatement.

Signed for Security Equity Life Insurance Company

/s/ Juanita M. Thomas                         /s/  William C. Thater
Juanita M. Thomas, Secretary                       William C. Thater, President


6080300                         1.03                                        1294

                               CONTRACT SCHEDULE A
                    GENERAL CONTRACT AND INSURED INFORMATION
                                   (continued)

                                RIDER INFORMATION

Riders:                                  Joint and Last Survivor Rider

                                         Joint and Last Survivor Supplemental
                                         Term Insurance Rider

Joint and Last Survivor Supplemental
Term Insurance Rider Effective Date:     January 1, 1995

Joint and Last Survivor Supplemental
Term Insurance Amount:                   $25,000

Joint and Last Survivor Supplemental
Term Insurance Rider Expiry Date:        January 1, 2060



                               PREMIUM INFORMATION

Initial Premium:                         $260.71

Initial Net Premium:                     $174.68

Minimum Subsequent Premium:              $50.00

Maximum Subsequent Premium:              Not Applicable

If the initial premium and subsequent premiums prove to be too low, insurance coverage may cease.

60107A                          1.02

                                IMPORTANT NOTICE

         THIS ENDORSEMENT CHANGES YOUR POLICY, CONTRACT OR CERTIFICATE.

                           PLEASE READ IT CAREFULLY.

                               MERGER ENDORSEMENT

                  Issued by Metropolitan Life Insurance Company

As of [October 31, 2003], the following changes are made:

1. Your policy, contract or certificate was issued in the name of the Security Equity Life Insurance Company ("SELIC"). SELIC has merged with and into Metropolitan Life Insurance Company ("MetLife"). As a result of this merger, MetLife has assumed by operation of law all liabilities under your policy, contract or certificate as fully as though it had been issued in the name of MetLife instead of SELIC. All references in your policy, contract or certificate to SELIC are hereby changed to MetLife.

2. The terms and conditions of your policy, contract or certificate have not changed, except as modified by this Merger Endorsement.

3. You should continue to use the same telephone numbers and addresses as before to send in premium notices, claims, actions or requests, ask questions or otherwise receive service under your policy, contract or certificate.

This Merger Endorsement shall be attached to and form a part of your policy, contract or certificate.

  /s/  Gwenn L. Carr                  /s/  Robert H. Benmosche

  Gwenn L. Carr                       Robert H. Benmosche
  Vice-President and Secretary        President and Chief Executive Officer










1-E22R-03